Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.

GLOBALSTAR, INC.

8.00% Convertible Senior Unsecured Notes

No. [•]	$[•]

CUSIP NO.:  378973 AB7

ISIN: US378973AB75

GLOBALSTAR, INC., a company duly incorporated under the laws of the State of Delaware (herein called the “Company,” which term includes any successor or resulting Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of [•] United States Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on the Stated Maturity, and to pay interest thereon from June [•], 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2009, at the rate of 8.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 31st (whether or not a Business Day) immediately preceding an Interest Payment Date on June 15th and November 30th(whether or not a Business Day) immediately preceding an Interest Payment Date on December 15th.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into shares of Common Stock and/or cash, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June [•], 2009

GLOBALSTAR, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Officer

TERMS OF SECURITIES

8.00% Convertible Senior Unsecured Notes

This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued under an Indenture dated as of April 15, 2008 (the “Original Indenture”), between the Company and U.S. Bank, National Association, as trustee (the “Trustee”) as supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture,” together with the Original Indenture, the “Indenture”), to which reference is hereby made for a statement, of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. All capitalized terms used, but not otherwise defined, in this Security, shall have the meaning set forth in the Second Supplemental Indenture.

This security is the general, unsecured, senior obligation of the Company.

1.             Interest.  Globalstar, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 8.00% per annum until (but excluding) Stated Maturity. In addition to interest at the rate per annum set forth in the immediately preceding sentence, the Company shall pay Additional Interest or Special Interest, if applicable, as provided in Sections 5.01 or 5.02 of the Second Supplemental Indenture.

The Company will pay interest semiannually in arrears on June 15th and December 15th of each year (each, an “Interest Payment Date”), commencing December 15, 2009, to Holders of record on the immediately preceding May 31st  and November 30th (each, a “Regular Record Date”).  Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from June [•], 2009.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  By no later than 11:00 a.m. (New York City time) on the date on which any principal of any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount.  The Company will pay principal in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Interest on the Securities shall by payable solely, at the Holder’s election in accordance with the terms of Section 3.01 of the Second Supplemental Indenture, in the form of (a) Additional Securities in an aggregate principal amount equal to the amount of such interest and Special Interest and Additional Interest, if any, then due, or (b) in the case of Holders for which a Common Stock Election is effective, in PIK Interest

Shares in an amount calculated in accordance Section 3.01 of the Second Supplemental Indenture.  Payments in respect of principal of Securities represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Company will pay principal of Definitive Securities at the office or agency designated by the Company for such purpose.

3.             Redemption.  On the Stated Maturity, the Company shall redeem for cash the Securities, at a price equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid interest, if any. Instead, the Company shall pay such accrued and unpaid interest, if any, on the Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date.

4.             Sinking Fund.  The Securities are not subject to any sinking fund.

5.             Purchase at the Option of the Holder upon a Fundamental Change.  If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option during a specified period and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at the Fundamental Change Purchase Price specified in the Indenture.

6.             Conversion.  Subject to the procedures for conversion set forth in the Indenture, a Holder may convert its Securities at its option at any time prior to the Close of Business on the Business Day immediately preceding the Stated Maturity for the payment of principal of the Securities.  Securities in respect of which a Fundamental Change Purchase Notice has been delivered may not be surrendered for conversion prior to a valid withdrawal of such Fundamental Change Purchase Notice pursuant to the Indenture.

The initial Base Conversion Rate is 555.6 shares of Common Stock per $1,000 principal amount of Securities, subject to increase and adjustment upon certain events described in the Indenture.  Upon conversion, the Holder shall be entitled to receive shares of Common Stock.  In lieu of any fractional shares of Common Stock, the number of shares of Common Stock delivered by the Company shall be rounded up to the nearest whole share, as specified in the Indenture.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

7.             Subordination of Securities.  All Securities shall, in the manner set forth in the Article 11 of the Second Supplemental Indenture and the Intercreditor Agreement, be subordinated in right of payment to the prior payment in full, in cash or its equivalents, of all existing and future Senior Debt.

8.             Denominations; Transfer; Exchange.  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.  The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of Securities (i) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; (ii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion; or (iii) in certificated form for a period of 15 days prior to mailing a notice of redemption under Article 4 of the Second Supplemental Indenture and Article 11 of the Original Indenture.

No service charge shall be made for any such registration of transfer or exchange.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

9.             Persons Deemed Owners.  The registered Holder of this Security may be treated as the owner of it for all purposes.

10.          Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.          Amendment, Waiver.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of each Holder of the Securities Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

In addition, the Indenture permits an amendment of the Indenture or the Securities without the consent of any Holder under certain circumstances specified in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

12.          Defaults and Remedies.  Subject to the following paragraph, if certain Events of Default specified in the Indenture occur and are continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately.  In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

If the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 3.05(a) of the Supplemental Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive Special Interest on the principal amount of the Securities at an annual rate equal to 0.50% of the principal amount of the Securities.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

13.          Trustee Dealings with the Company.  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.          No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in this Security, or for any claim based thereon or otherwise in respect thereof, or in this Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, officer, manager or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

15.          Authentication.  This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

16.          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.          CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

18.          Governing Law.  This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.  Requests may be made to:

Globalstar, Inc.
461 So. Milpitas Blvd

Milpitas, CA 95035
Attention:  Chief Financial Officer
Facsimile: 408-933-4949

ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:          Globalstar, Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Globalstar, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF INTEREST ELECTION NOTICE

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[•].  The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian